Exhibit 11.1

                       EVEREST REINSURANCE HOLDINGS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                             (Dollars in thousands)


                                                INCOME                 SHARES               PER-SHARE
                                              (NUMERATOR)           (DENOMINATOR)            AMOUNT
                                             --------------        ----------------        ------------
MARCH 31, 1998
--------------
BASIC EPS
Income available to common stockholders      $       39,801              50,481,362        $       0.79
                                                                                           ============

EFFECT OF DILUTIVE SECURITIES
Options outstanding                                                         317,730
Options exercised                                                               536
                                                                   ----------------

DILUTED EPS
Income available to common stockholders
 and assumed conversions                     $       39,801              50,799,628        $       0.78
                                                                                           ============



MARCH 31, 1997
--------------
BASIC EPS
Income available to common stockholders      $       34,464              50,490,384        $       0.68
                                                                                           ============

EFFECT OF DILUTIVE SECURITIES
Options outstanding                                                         232,784
Options exercised                                                               120
Options cancelled                                                             1,298
                                                                   ----------------

DILUTED EPS
Income available to common stockholders
 and assumed conversions                     $       34,464              50,724,586        $       0.68
                                                                                           ============
